Exhibit No. 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-141713 on Form S-8 of Sears Holdings Corporation of our report dated June 28, 2010, relating to the financial statements and supplemental schedule of Lands’ End, Inc. Retirement Plan, which appears in this Annual Report on Form 11-K of the Lands’ End, Inc. Retirement Plan for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP

Deerfield, Illinois

June 28,2010